Exhibit 10.2

AMENDMENT TO SECURITY AGREEMENT

     THIS AMENDMENT TO SECURITY AGREEMENT (the “Amendment”) dated as of March 12, 2003, is by and between SIEMENS HEARING INSTRUMENTS, INC., a Delaware corporation (“Lender”), with offices at 10 Constitution Avenue, Piscataway, New Jersey 08855, and HearUSA, Inc. (formerly known as HEARX LTD.), a Delaware corporation (“Borrower”), with offices at 1250 Northpoint Parkway, West Palm Beach, Florida 33407.

Background

     A.     The Lender and Borrower are parties to a Security Agreement dated as of December 7, 2001 (the “Security Agreement”). Pursuant to the Security Agreement, the Borrower granted the Lender a security interest in certain assets of the Borrower, which was perfected pursuant to the filing of UCC Financing Statements. The Security Agreement was entered into in connection with certain commercial loan transactions of equal date therewith pursuant to which Borrower executed and delivered to Lender a Credit Agreement (such agreement, as it may be further amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”), pursuant to which Lender extended certain loans to Borrower in the original principal amount of $51,875,000.00, which were evidenced by certain promissory notes.

     B.     As of the date of this Amendment, the Lender and Borrower will be amending the Credit Agreement, to, among other things, provide for the extension of a new term loan facility in the principal amount of $3,500,000.00, which will be evidenced by a new Tranche E Note (the “Tranche E Loan”).

     C.     In connection with the execution and delivery of the Tranche E Note and the simultaneous amendment of various other related documents and agreements, the parties have agreed to amend, modify and affirm the Security Agreement as set forth in this Amendment.

     D.     All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement and the documents referenced therein.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

     1.     Amendment to Security Agreement.

            The parties agree that the Tranche E Loan is a Secured Obligation as defined in the Security Agreement, and the Security Agreement shall be amended and modified as set forth below, effective as of the date hereof:

a. References throughout the Security Agreement to:

i.	Credit Agreement shall be deemed references to the Credit Agreement as amended by the Amendment to Credit Agreement dated as of March 12, 2003;

ii.	Secured Obligations shall also be deemed references to the Tranche E Loan;

iii.	Security Agreement shall be deemed references to the Security Agreement as amended by this Amendment; and

iv.	Loan Documents shall be deemed references to the Loan Documents,

Exhibit 10.2

as amended.

     2.     Additions to Security Agreement. The parties hereby agree that the following provisions shall be added to the Security Agreement, effective as of the date hereof:

            a.     Addition of Section 10. The following Section 10 shall be inserted in the Security Agreement:

10.	Authorization to File Financing Statements/ Expanded Definitions. Borrower acknowledges and represents that it is aware of and familiar with the recent revisions to Article 9 of the Uniform Commercial Code (the “Revised Article 9”) including, without limitation, Section 9-509 and expanded definitions of Collateral. In accordance with such revisions, Borrower understands that by signing this Amendment, Borrower is hereby authorizing the Lender to file financing statements, together with any amendments, assignments or continuations, thereof, on its behalf without obtaining Borrower’s signature on same. In addition, the parties agree that the description of Collateral set forth in this Security Agreement is hereby modified to conform with the expanded definitions of Collateral set forth in the Revised Article 9.

     3.     Effect of Amendment.

            Except as expressly set forth herein, this Amendment shall not by duplication or otherwise limit, impair, constitute a waiver of or otherwise effect the rights and remedies of the parties to the Security Agreement, and shall not alter, modify, amend or in any way effect any of the terms, conditions, obligations, covenants or agreements contained in the Security Agreement, all of which are satisfied and affirmed in all respects and shall continue in full force and effect. In the event of a conflict between the terms of this Amendment and the Security Agreement, the terms of this Amendment shall apply.

     4.     No Waiver.

            Nothing contained herein and no action by the Lender shall be deemed to constitute a waiver of any default (if any) under the Loan Documents.

     5.     Other Provisions.

            a.     Counterparts.

            This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart.

            b.     Controlling Law.

            This Amendment is made under, and shall be construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law.

            c.     Interpretation of Amendment.

            The parties hereto acknowledge and agree that this Amendment has been negotiated at arm’s length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Amendment. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Amendment against the party that has drafted it is not applicable and is waived. The

Exhibit 10.2

provisions of this Amendment shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Amendment.

            d.     Other Documents.

            The parties agree to execute any and all other documents and to take such other actions as may be reasonably necessary to carry out the terms of this Amendment. All such other documents shall be in a form and content acceptable to the Lender.

Exhibit 10.2

     IN WITNESS WHEREOF, the parties have executed this Amendment, intending to be legally bound hereby, as of the date first above written:

HearUSA, Inc.

By /s/ Stephen Hansbrough Name: Stephen Hansbrough Title: Chief Executive Officer

Siemens Hearing Instruments, Inc.

By: /s/ John R. Krauter Name: John R. Krauter Title: Senior Vice President, CFO

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